Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Calumet, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 25, 2025

Wasserstein Debt Opportunities Management, L.P.

By:	/s/ Rajay Bagaria
Rajay Bagaria, Sole Member of WDO Management GP, LLC, its general partner
Date:	02/25/2025

WDO Management GP, LLC

By:	/s/ Rajay Bagaria
Rajay Bagaria, Sole Member
Date:	02/25/2025

Wasserstein Debt Opportunities Master, LP

By:	/s/ Rajay Bagaria
Rajay Bagaria, Managing Member of Wasserstein Debt Opportunities Genpar, LLC, its general partner
Date:	02/25/2025

Wasserstein Debt Opportunities Genpar, LLC

By:	/s/ Rajay Bagaria
Rajay Bagaria, Managing Member
Date:	02/25/2025

Bagaria Rajay

By:	/s/ Rajay Bagaria
Rajay Bagaria
Date:	02/25/2025

Joseph Dutton

By:	/s/ Joseph Dutton
Joseph Dutton
Date:	02/25/2025